                                                                  EXHIBIT 23(ii)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the SPX Corporation Registration Statement on Form S-8 pertaining to the SPX Corporation Retirement Savings and Stock Ownership Plan of our report dated January 23, 1998 with respect to the financial statements and schedule of General Signal Corporation and consolidated subsidiaries included in the General Signal Corporation Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission and incorporated by reference in the current report filed by SPX Corporation on Form 8-K/A dated November 5, 1998.


                                                       ERNST & YOUNG LLP


Stamford, Connecticut

January 5, 1999